SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549

                           FORM 8-K

                        CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

                      ___________________



    Date of Report (Date of earliest event reported) May 14, 2002

                         BICO, INC.
    (Exact name of registrant as specified in its charter)


 Pennsylvania                   0-10822                  25-1229323
(State of other jurisdiction (Commission File Number)  (IRS Employer
   of incorporation)                                  Identification No.)


 2275 Swallow Hill Road, Bldg. 2500, Pittsburgh, Pennsylvania  15220
   (Address of principal executive offices)                  (Zip Code)


 Registrant's telephone number, including area code (412) 429-0673

     _______________________________________________________
  (Former name or former address, if changes since last report.)



Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
          BICO, Incorporated today said that, believing its current share price does not accurately reflect the company's true value, the Company has made arrangement with the majority of its Preferred Stockholders wherein they have agreed to lockup and not convert 40% of their holdings for sixty days. BICO continues to have the right to redeem all of the Preferred Stock, and the Preferred Stockholders have agreed that during this 60-day period, BICO will actively pursue financing for the express purpose of redeeming 50% of the locked-up shares.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired
               - Not Applicable.
          (b)  Pro Forma Financial Information
               - Not Applicable.
          (c)  Exhibits - Press Release.

                          SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of  1934,  the  Registrant has duly caused this  Report  to  be
signed   on  its  behalf  by  the  undersigned  hereunto   duly
authorized.

                                   BICO, INC.

                                   by /s/  Fred E. Cooper
                                           Fred  E. Cooper, CEO
DATED:  May 14, 2002




          BICO RESTRUCTURES PREFERRED STOCK FINANCING
            Holders to LockUp and Hold Conversions

     Pittsburgh, PA - May 14, 2002 - BICO, Incorporated (OTCBB:BIKO) today said that, believing its current share price does not accurately reflect the company's true value, the Company has made arrangement with the majority of its Preferred Stockholders wherein they have agreed to lockup and not convert 40% of their holdings for sixty days.

      BICO continues to have the right to redeem all of the Preferred Stock, and the Preferred Stockholders have agreed that during this 60-day period, BICO will actively pursue financing for the express purpose of redeeming 50% of the locked-up shares.

      BICO has its corporate offices in Pittsburgh, PA and is involved in the development, manufacture, and marketing of biomedical devices and environmental solutions.


FOR FURTHER INFORMATION, CONTACT:
Investors                             Media
Diane McQuaide                        Susan Taylor
1.412.429.0673 phone                  1.412.429.0673 phone
1.412.279.9690 fax                    1.412.279.5041 fax
INVESTOR     RELATIONS    NEWSLINE    NUMBER:    1.800.357.6204
www.bico.com